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                                                                     EXHIBIT 4.2

                       INCORPORATED UNDER THE LAWS OF THE
                               STATE OF NEVADA

                     [ENVIRONMENTAL SAFEGUARDS, INC. LOGO]
                                                           CUSIP NO. 294069 30 7

                         ENVIRONMENTAL SAFEGUARDS, INC.

                         50,000,000 AUTHORIZED SHARES

This certifies that

is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF $.001 PAR VALUE OF

                         ENVIRONMENTAL SAFEGUARDS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

     Dated:
                             ENVIRONMENTAL SAFEGUARDS, INC.
     /s/ ILLEGIBLE                [CORPORATE SEAL]              /s/ ILLEGIBLE
      SECRETARY                       NEVADA                    PRESIDENT




COUNTERSIGNED
     COLONIAL STOCK TRANSFER
          440 EAST 400 SOUTH, # 1
               Salt Lake City, Utah 84111

          By ______________________________
           Authorized Signature